UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2021
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PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
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Ireland		001-35676		98-1111119
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(IRS Employer Identification No.)

77 Sir John Rogerson's Quay, Block C
Grand Canal Docklands
	Dublin 2,	D02 VK60,	Ireland
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: 011-353-1-236-2500
___________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	PRTA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2021, the Board of Directors (the “Board”) of Prothena Corporation plc (the “Company”) appointed Tran B. Nguyen to the additional and newly created role of the Company’s Chief Strategy Officer and Brandon S. Smith to replace Mr. Nguyen as the Company’s Chief Operating Officer, each effective immediately. Mr. Nguyen retains his title and responsibilities as the Company’s Chief Financial Officer.

Mr. Nguyen, age 48, has served as the Company’s Chief Financial Officer since 2013 and served as Chief Operating Officer from 2018 through September 2021. Prior to joining the Company in 2013, he was Vice President, Chief Financial Officer (from 2010 to 2011) and then Senior Vice President, Chief Financial Officer of Somaxon Pharmaceuticals, Inc. (a biopharmaceutical company), from 2011 until its sale in 2013. Mr. Nguyen was Vice President, Chief Financial Officer at Metabasis Therapeutics, Inc. (a biopharmaceutical company) from 2009 until its sale in 2010. Mr. Nguyen serves on the board of directors of Rain Therapeutics Inc. (a public late-stage precision oncology company). He earned his BA in Economics and Psychology from Claremont McKenna College and his MBA from the Anderson School of Management at the University of California, Los Angeles.

Mr. Smith, age 47, has served as the Company’s Chief Business Officer since March 2020. Prior to joining the Company, he was Chief Operating Officer at Iconic Therapeutics, Inc. (a clinical stage biopharmaceutical company), where he was responsible for business development, alliance management, commercialization and financing activities from 2017 to 2020. From 2012 to 2017, Mr. Smith held senior positions at Impax Laboratories, LLC (a specialty pharmaceutical company), including Senior Vice President, and Vice President of Corporate Development and Strategy. Mr. Smith also held several positions of increasing responsibility at Amgen Inc. between 2005 and 2012, including the head of strategy for the company’s biosimilars business unit and the head of strategy and transaction analysis supporting a variety of M&A and licensing activities. Prior to Amgen, Mr. Smith was a Project Leader at The Boston Consulting Group. Mr. Smith earned his Bachelor of Science in Chemical Engineering at the University of Michigan and his MBA at The University of Texas at Austin McCombs Graduate School of Business.

In connection with Mr. Smith’s promotion to Chief Operating Officer, his annual base salary was increased from $414,000 to $450,000, and his targeted bonus opportunity under the Company’s Incentive Compensation Plan for the fourth quarter of the fiscal year 2021 performance period was increased from 40 percent to 50 percent of his base salary earned in the fourth quarter of fiscal year 2021. In addition, Mr. Smith was granted a nonqualified stock option under the Company’s 2018 Long Term Incentive Plan, as amended, to acquire 25,000 ordinary shares of the Company, which option was granted on September 29, 2021, and has an exercise price per share equal to the closing market price of the Company’s ordinary shares on that date. This option will vest and become exercisable over four years from the grant date, with 25% of the shares subject to the option vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the ensuing three years, subject to Mr. Smith’s continued service with the Company (except in the event of certain terminations of employment).

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 1, 2021	PROTHENA CORPORATION PLC

		By:	/s/ Tran B. Nguyen
		Name:	Tran B. Nguyen
		Title:	Chief Operating Officer and Chief Financial Officer